                                                                   EXHIBIT 23.1
                                                                       (page 1)


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Intelect Communications, Inc.

We consent to the incorporation by reference in the registration statement on Form S-3 (No.s 333-53451, 333-49379 and 333-35841) of our report dated April 9,
1997, relating to the consolidated statements of operations, stockholders' equity and cash flows of Intelect Communications Systems Limited and subsidiaries for the year ended December 31, 1996, and the related schedule, which report appears in the December 31, 1998 annual report on Form 10-K of Intelect Communications, Inc.

Our report dated April 9, 1997, contains an explanatory paragraph that states that Intelect Communications Systems Limited has suffered recurring losses from continuing operations and is dependent upon the successful development and commercialization of its products and its ability to secure adequate sources of capital until the Company is operating profitably. These matters raise substantial doubt about the company's ability to continue as a going concern. Management's plans with regard to these matters are described in note 1 to the consolidated financial statements. The consolidated financial statements and financial statement schedule do not include any adjustments that might result from the outcome of this uncertainty.

We consent to the use of our report incorporated in the registration statement by reference and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG Peat Marwick

Chartered Accountants
Hamilton, Bermuda
March 31, 1999

                                                                   EXHIBIT 23.1
                                                                       (page 2)

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Intelect Communications, Inc.

We consent to the incorporation by reference in the registration statements on Form S-8 (No.s 333-61333, 33-05918 and 333-03246) of our report dated April 9,
1997, relating to the consolidated statements of operations, shareholders' equity and cash flows of Intelect Communications Systems Limited and subsidiaries for the year ended December 31, 1996, and the related schedule, which report appears in the December 31, 1998 annual report on Form 10-K of Intelect Communications, Inc.

Our report dated April 9, 1997, contains an explanatory paragraph that states that the Company has suffered recurring losses from continuing operations and is dependent upon the successful development and commercialization of its products and its ability to secure adequate sources of capital until the Company is operating profitably. These matters raise substantial doubt about the company's ability to continue as a going concern. Management's plans with regard to these matters are described in note 1 to the consolidated financial statements. The consolidated financial statements and financial statement schedule do not include any adjustments that might result from the outcome of this uncertainty.


/s/ KPMG Peat Marwick

Chartered Accountants
Hamilton, Bermuda
March 31, 1999